Exhibit 99.2

CONVERGENT CORPORATION

Consolidated Financial Statements

March 31, 2013

(With Independent Auditors’ Report Thereon)

BKD LLP
CPAs & Advisors
1201 Walnut Street, Suite 1700 // Kansas City, MO 64106-2246
816.221.6300 // fax 816.221.6380 // bkd.com

Report of Independent Registered Public Accounting Firm

Board of Directors and Management
Convergent Corporation
Alpharetta, Georgia

We have audited the accompanying consolidated balance sheet of Convergent Corporation (the Company) as of March 31, 2013, and the related consolidated statements of operations and comprehensive income, stockholder's equity and cash flows for the year ended March 31, 2013. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audit also included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Convergent Corporation as of March 31, 2013, and the results of its operations and its cash flows for the year ended March 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

BKD, LLP

Kansas City, Missouri
December 9, 2013

Praxity MEMBER
GLOBAL ALLIANCE OF INDEPENDENT FIRMS

Convergent Corporation
Balance Sheet
March 31, 2013

Assets
Current assets:
Cash and cash equivalents	$960,379
Accounts receivable (less allowance for doubtful accounts of $319,775)	4,363,064
Unbilled revenue	437,972
Employee receivables	7,344
Sales type lease receivable	1,954,387
Inventories	4,884,464
Income tax receivable from parent	513,386
Deferred income taxes	789,978
Other current assets	340,784
Total current assets	14,251,758

Property, plant and equipment, net	4,594,240
Intangible assets, net	771,494
Sales type lease receivable	4,437,923
Deferred income taxes	476,912
Total assets	$24,532,327
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,682,493
Accrued expenses	736,997
Customer deposits/deferred revenue	1,415,781
Payable to related party	10,729,262
Total current liabilities	16,564,533
Unearned interest income	223,786
Total liabilities	16,788,319
Commitments and contingencies
Stockholder’s equity:
Common stock, $.01 par value; 100 shares authorized; 100 shares issued and outstanding	1
Accumulated other comprehensive income	44,229
Additional paid-in capital	6,343,876
Retained earnings	1,355,902
Total stockholders’ equity	7,744,008
Total liabilities and stockholders’ equity	$24,532,327

See accompanying notes to consolidated financial statements.

Convergent Corporation
Statement of Operations and Comprehensive Income
for the Year Ended March 31, 2013

Net revenues	$39,516,931
Cost of sales	29,207,802
Gross profit	10,309,129
Operating expenses:
Selling, general & administrative expenses	11,550,336
Depreciation & amortization	483,852
Total operating expenses	12,034,188
Gain on sale or disposal of assets	769
Loss from operations	(1,724,290)
Interest, net	191,787
Loss before income taxes	(1,532,503)
Income tax benefit	503,798
Net loss	(1,028,705)
Currency translation adjustment:
Unrealized net change arising during the period	63,035
Comprehensive loss	$(965,670)

See accompanying notes to consolidated financial statements.

Convergent Corporation
Statement of Stockholder’s Equity
for the Year Ended March 31, 2013

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholder’s Equity

Balance at March 31, 2012	$1	$6,343,876	$2,384,607	$(18,806)	$8,709,678
Net loss	—	—	(1,028,705)	—	(1,028,705)
Other comprehensive gain	—	—	—	63,035	63,035
Balance at March 31, 2013	$1	$6,343,876	$1,355,902	$44,229	$7,744,008

See accompanying notes to consolidated financial statements.

Convergent Corporation
Statement of Cash Flows
for the Year Ended March 31, 2013

Cash flows from operating activities:
Net loss	$(1,028,705)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for doubtful accounts	2,164
Depreciation and amortization	483,852
Deferred income taxes	(169,354)
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	1,053,876
Inventories	(287,123)
Other accounts receivable	2,750
Sales type lease receivable	(4,480,143)
Other current assets	165,699
Accounts payable	1,941,617
Accrued expenses	(350,626)
Customer deposits/deferred revenue	1,036,796
Income taxes receivable	(649,801)
Net cash used in provided by operating activities	(2,278,998)
Cash flows from investing activities:
Capital expenditures	(456,993)
Net cash used in investing activities	(456,993)
Cash flows from financing activities:
Due to related party	3,105,741
Net cash provided by financing activities	3,105,741
Effect of exchange rate changes on cash and cash equivalents	17,715
Net increase in cash and cash equivalents	387,465
Cash and cash equivalents at beginning of year	572,914
Cash and cash equivalents at end of year	$960,379
Supplemental disclosure of cash paid for:
Interest	$—
Income taxes	$183,885

See accompanying notes to consolidated financial statements.

Convergent Corporation
Notes to the Consolidated Financial Statements

1. Basis of Presentation

Business Description

Convergent Corporation (the “Company” or “Convergent”), a Georgia corporation, is a wholly owned subsidiary of Sony Electronics Inc. (“Sony”). The Company’s wholly owned subsidiary, Convergent Media Systems Corporation provides video integration services to the enterprise market and creates and delivers digital signage content to the digital out-of-home market. In conjunction with providing these services the company will sell the required hardware. Convergent Corporation is a holding company and does not have any operations.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Management Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results and changes in facts and circumstances may alter such estimates and affect results of operations and financial position in future periods.

Revenue Recognition

The Company recognizes revenue when all of the following circumstances are satisfied:

•     Persuasive evidence of an arrangement exists
•     Delivery has occurred or services have been rendered
•     Seller’s price to the buyer is fixed or determinable
•     Collectability is reasonably assured

The Company recognizes revenue when these criteria have been met and when title and risk of loss transfers to the customer. If an arrangement involves multiple deliverables, the items are considered separate units of accounting if the items have value on a stand-alone basis and there is objective and reliable evidence of their fair values. Revenues from the arrangement are allocated to the separate units of accounting based on their objectively determined fair value. For services, revenue is recognized when the services have been rendered. Revenues from service and support contracts is deferred and recognized as earned ratably over the service coverage periods. Unbilled revenue represents revenue recognized in accordance with the Company’s revenue recognition policy for which the invoice had not been processed and sent to the customer. Revenue is generally recognized upon shipment of the product, however, there are certain instances where revenue is deferred and recognized upon delivery or customer acceptance of the product as the Company legally retains the risk of loss on these transactions until such time. Estimates used in the recognition of revenues and cost of revenues include, but are not limited to, estimates for product warranties, price allowances and product returns.

Costs related to revenues are recognized in the same period in which the specific revenues are recorded. Shipping and handling fees billed to customers are reported in revenue. Shipping and handling costs incurred by the Company are included in cost of sales. Estimates used in the recognition of revenues and cost of revenues include, but are not limited to, estimates for product warranties, price allowances and product returns.

The Company collects various taxes from customers and remits them to the appropriate taxing agency. The Company excludes these taxes from revenues and cost of sales.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company performs evaluations of the relative credit standing of its financial institutions on a periodic basis and has not experienced any credit losses on its deposits.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company performs ongoing credit evaluations and provides an allowance for potential credit losses against the portion of accounts receivables which is estimated to be uncollectible based on historical experience, current economic conditions, and management’s evaluation of outstanding accounts receivable.

Inventories

Inventories, consisting primarily of downlink satellite communication equipment, are stated at the lower of cost (first-in, first-out) or market. The valuation of inventories requires the Company to estimate net realizable value. The Company writes down its inventories for estimated obsolescence to the lesser of cost or market value based on management’s review and estimate of inventories on hand compared to estimated future usage and sales, technological changes and product pricing.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the assets’ expected useful lives, which range from three to thirty nine and one half years. Significant expenditures for the replacement or expansion of property and equipment are capitalized while routine maintenance and repairs are expensed as incurred. Leasehold improvements are amortized over the shorter of the useful life of such improvements or the life of the underlying lease. The Company generally uses accelerated methods of depreciation for income tax purposes. Gain or loss on the disposition of property and equipment is recognized in the consolidated statement of operations when incurred.

Intangible Assets other than Goodwill

The Company’s amortizable intangibles which are subject to recovery consist of internally developed software. Intangible assets with definite lives are amortized over their respective estimated useful lives to their estimated residual values. For costs of software developed for internal use, the Company expenses computer software costs as incurred in the preliminary project stage, which involves conceptual formulation, evaluation and selection of technology alternatives. Costs incurred related to design, coding, installation and testing of software during the application project stage are capitalized. Costs for training and application maintenance are expensed as incurred. The Company has capitalized approximately $427,556 of internal and external costs incurred for the development of internal-use software for the year ended March 31, 2013. There were no research and developments costs related to software development during the year ended March 31, 2013.

Impairment

The Company reviews long-lived assets and amortizable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of property, plant and equipment and amortizable intangibles is based on management’s estimates of sales trends, future undiscounted cash flows, and other operating factors. These estimates may vary due to a number of factors, some of which may be outside of management’s control. If undiscounted cash flows are below the carrying value of the assets recorded, the Company recognizes an impairment for any excess of the net book value of property, plant and equipment over their estimated fair value. Significant judgments and assumptions are required in the impairment evaluations.

Income Taxes

Income taxes are calculated as if Convergent completed a separate tax return apart from its Parent, Sony Electronics Inc., although Convergent was included in Sony's U.S. federal, state, and non-U.S. jurisdiction tax returns. All of the income tax amounts currently payable or receivable by Convergent are included in Sony’s net investment because the net taxes receivable for the taxes refundable as well as the actual payments (or refunds) of income taxes are recorded in Sony’s financial statements. As a result of this structure, all of the changes in current income tax accounts are included in net cash transfers (to) from Sony in Convergent’s financial statements. As a result of using the separate return method, the resulting income tax attributes reflected in Convergent’s financial statements may not reflect the historical or going forward position of income tax balances, especially those related to tax loss carryforwards. The application of a tax allocation method requires significant judgment and making certain assumptions, mainly related to opening balances, applicable income tax rates, valuation allowances and other considerations.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing whether the deferred tax assets are realizable management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company’s uncertain tax positions are evaluated in a two-step process, whereby 1) the Company determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and 2) for those tax positions that meet the more likely than not recognition threshold, the Company would recognize the largest amount of tax benefit that is greater than fifty percent likely to be realized upon ultimate settlement with the related tax authority. The Company accrues interest and penalties related to uncertain tax positions in the statements of operations as income tax expense.

Advertising Costs

Advertising and promotional costs are expensed as incurred and amounted to approximately $48,579 for the year ended March 31, 2013.

Foreign Currency Translation

For the Company’s foreign subsidiary, the environment in which the business conducts operations is considered the functional currency, generally the local currency. The assets and liabilities of the foreign subsidiary are translated into the United States dollar at the foreign exchange rates in effect at the end of the period. Revenue and expenses of the foreign subsidiary are translated using an average of the foreign exchange rates in effect during the period. Translation adjustments are not included in determining net earnings but are presented in comprehensive income within the consolidated statement of operations and comprehensive income. Transaction gains and losses that arise from foreign exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

Contingencies

     The Company accrues for contingencies when its assessments indicate that it is probable that a liability has been incurred and an amount can be reasonably estimated. The Company’s estimates are based on currently available facts and its estimates of the ultimate outcome or resolution. Actual results may differ from the Company’s estimates resulting in an impact, positive or negative, on earnings.

Recently Issued Accounting Pronouncements

     There are no recently issued accounting pronouncements which the Company believes will materially impact its consolidated financial statements.

3. Property, Plant and Equipment

Property, plant and equipment include the following:

March 31, 2013

Land	$700,000
Leasehold improvements	226,882
Visual communications equipment	1,657,482
Office furniture and fixtures	962,403
Data processing equipment	2,067,429
Building	4,757,582
Total properties cost	10,371,778
Less accumulated depreciation	(5,777,538)
Net property, plant and equipment	$4,594,240

Depreciation expense amounted to $368,731for the year ended March 31, 2013.

4. Intangible Assets

Intangible assets subject to amortization consisted of the following at March 31, 2013:

	Useful life	Gross	Accumulated amortization	Net
	(Years)
Intangible assets subject to amortization:
Capitalized software development	3	$601,222	$(115,121)	$486,101
Work-in-process		285,393	-	285,393
Total		$886,615	$(115,121)	$771,494

The Company amortizes internally developed software over the estimated useful life of 3 years, which resulted in amortization expense of $115,121 during the year ended March 31, 2013. The Company’s estimated future amortization expense related to capitalized software development in service at March 31, 2013 is as follows:

For the year ending March 31,	Amortization Expense

2014	$ 200,407

2015	$ 200,407

2016	$ 85,287

5. Accrued Expenses

The major components of current accrued expenses are as follows:

March 31, 2013

Taxes payable other than income	$395,679
Wages and benefits	201,887
Utilities	32,500
Other	106,931
Total	$736,997

6. Income Taxes

Income (loss) before income taxes for the year ended March 31, 2013 consists of:

2013

United States	$(2,229,488)
Foreign	696,985
$(1,532,503)

Income tax expense (benefit) consists of:

2013

Federal:
Current	$(452,702)
Deferred	(157,323)
Total	(610,025)
State:
Current	(10,612)
Deferred	(12,030)
Total	(22,642)
Foreign:
Current	128,869
Deferred	—
Total	128,869
$(503,798)

Income tax expense attributable to income (loss) from continuing operations differed from the amounts computed by applying the U.S. Federal income tax rate to pretax income from continuing operations as follows:

	March 31, 2013
	Amount	%

Expected federal income tax benefit	$(521,051)	34.0
State income taxes, net of federal benefit	(14,944)	1.0
Other	32,197	(2.1)
Total	$(503,798)	32.9

Deferred tax assets and liabilities were comprised of the following:

March 31, 2013
Deferred tax assets:
Deferred revenue	$412,520
Inventory reserves	187,925
Allowance for doubtful accounts	113,840
Depreciation and amortization	476,912
Other	75,693
Less: valuation allowance	—
Net deferred tax assets	$1,266,890

The legal entity in which Convergent is included for consolidated tax purposes is, from time to time, under audit by various taxing authorities and several tax years are open at March 31, 2013. Therefore, it is reasonably possible that the amount of unrecognized tax benefits for tax positions taken regarding previously filed tax returns could significantly change in the next 12 months. However, based on the status of these examinations and the uncertainty surrounding the outcomes of audits and negotiations, it is not possible at this time to estimate the impact of such changes, if any. At March 31, 2013, there are no unrecognized tax benefits.

7. Defined Contribution Plan

The Company sponsors a defined contribution plan for all eligible employees. Pursuant to the provisions of the Plan, employees may defer up to 100% of their compensation. The Company will match the entire amount deferred up to 3% of their compensation and 50% of the amount deferred greater than 3% up to 6%. The contributions made to the Plan by the Company were approximately $378,779 for the year ended March 31, 2013.

8. Leases

The Company leases office facilities and equipment under operating leases expiring through 2018. These leases generally contain renewal options and the Company expects to renew or replace certain of these leases in the ordinary course of business. Rent expense under operating lease agreements amounted to approximately $799,382 for the year ended March 31, 2013.

The Company’s future minimum lease payments for operating leases are as follows:

	Total	2014	2015	2016	2017	2018

Operating lease payments	$1,602,909	$1,015,588	$310,604	$181,029	$47,844	$47,844

9. Related Party Transactions

The Company recognized revenues of $5,192,371 for sales to entities owned by its parent and reduced expenses by $605,238 during the year ended March 31, 2013 for services it performed for which it was reimbursed by other entities owned by its parent. The Company purchased inventory of approximately $2,234,958 from other entities owned by its parent and received services resulting in expenses of $645,534 during the year ended March 31, 2013. The expenses charged to the company from the parent were to cover expenses related to insurance, tax preparation, network costs, application usage, payroll processing, general human resources functions, sales efforts as well as general oversight of the business. The intercompany payable balance of $10,729,262 with the parent and all related entities consists of regular trade balances, payroll, inventory transfers, services performed by related parties and daily sweeping of cash balances. As of March 31, 2013 the company had outstanding checks of $871,130 included within Accounts Payable. In addition to this intercompany balance there is a receivable of $277,428 with the parent included within accounts receivable.

10. Financing Receivables

The following table presents financing receivables.

Net investment in sales-type leases	March 31, 2013
Current	1,954,387
Noncurrent	4,437,923

Net investment in sales-type leases related principally to the Company’s sale of digital displays and are for terms ranging generally from 3 to 5 years. There is currently no allowance for credit losses as it is believed the entire balance will be collectible by the Company. The Company performs ongoing credit evaluations and provides an allowance for potential credit losses against the portion of financing receivables which is estimated to be uncollectible based on historical experience, current economic conditions, and management’s evaluation of outstanding financing receivables. The effective rate on these leases range from 4% to 10%.

Scheduled maturities of minimum lease payments outstanding at March 31, 2013, are as follows:

Years ending:	Scheduled Payments
March 31, 2014	1,954,387
March 31, 2015	1,792,066
March 31, 2016	1,422,885
March 31, 2017	1,222,972
Total	$6,392,310

11. Contingencies and Concentrations

Concentrations

The Company’s sales to its ten largest customers for the year ended March 31, 2013 represented approximately 77% of total revenues. The ten most significant customer balances as of March 31, 2013 represented approximately 46% of the accounts receivable balance.

Litigation

The Company is involved, from time to time, in certain legal disputes in the ordinary course of business. No such disputes, individually or in the aggregate, are expected to have a material effect on its business or financial condition at March 31, 2013.

12. Summary by Geographical Area

Identifiable assets by geographical area are based on location of facilities.

Identifiable Assets:	March 31, 2013
United States	22,046,284
Canada	2,486,043
Total	$24,532,327

13. Subsequent Events

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through December 9, 2013, the date the financial statements were available for issue. Subsequent to the end of the year, on October 1, 2013 the Company was acquired by Ballantyne Strong, Inc.